Exhibit 10.1

June 18, 2015

Mr. William C. Cobb
c/o H&R Block, Inc.
One H&R Block Way
Kansas City, Missouri 64105

Re:	Letter Agreement Amending Employment Agreement
Dear Mr. Cobb:
This letter agreement (this “Agreement”) sets forth our agreement to amend that certain Employment Agreement by and among you, H&R Block Management, LLC, and H&R Block, Inc., dated as of April 27, 2011, as amended by those certain Letter Agreements dated as of January 4, 2013 and as of July 15, 2014 (the “Employment Agreement”). Except as provided herein, this Agreement shall not alter the terms of the Employment Agreement. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Employment Agreement.
The parties to this Agreement hereby agree to amend the Employment Agreement as follows:

1.	The phrase “end upon September 1, 2016” in Section 2 shall be deleted and replaced with “end upon September 1, 2018.”
This Agreement may be executed in identical multiple counterparts, all of which taken together will constitute one and the same agreement.

Very truly yours,

H&R Block Management, LLC            H&R Block, Inc.

By:/s/ Aileen M. Wilkins                By:/s/ Aileen M. Wilkins

Name: Aileen M. Wilkins                Name: Aileen M. Wilkins
Title: Chief People Officer                Title: Chief People Officer

Acknowledged and agreed as of the date first set forth above:

/s/ William C. Cobb

William C. Cobb